SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 1, 2001

        SIBONEY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-3952 (Commission File Number)	73-0629975 (IRS Employer Identification No.)

325 North Kirkwood Road, Suite 310 P.O. Box 221029, St. Louis, Missouri (Address of Principal Executive Offices)	63122 (Zip Code)

(314) 822-3163 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        Effective January 1, 2001, Siboney Learning Group, Inc., the Company’s wholly-owned subsidiary, completed purchase of the stock of Activity Records, Inc., of Baldwin, New York and, in so doing, acquired the Educational Activities software product line. The business acquired is described in the Company’s Report on Form 8-K filed December 13, 2000. The purchase price of $850,000 was paid by delivery of $550,000 in cash at closing and delivery to Seller of the promissory note of Siboney Learning Group in principal amount of $300,000, calling for twelve (12) quarterly principal payments, without interest, of $25,000 each, with final payment on December 31, 2003. The note obligations were guaranteed by the Company. In addition, Siboney Learning Group is obligated to pay Sellers certain contingent payments consisting of a percentage of annual net sales in years 2001, 2002 and 2003 of the Educational Activities product line assuming annual sales exceed specified minimum amounts. Funds of the Company on hand of $225,000 and a $325,000 advance (which the Company intends to convert to a term loan) under the Company’s existing secured line of credit with its principal lender were used to close this transaction. The Company’s principal lender also has required Siboney Learning Group to be a co-obligor on the Company’s loan obligations and to grant the lender a security interest in its assets.

ITEM 7.    FINANCIAL STATEMENTS

(a) Financial Statements of Business Acquired

The financial statements of Activity Records, Inc. required by this item will be filed by amendment to this Form 8-K not later than March 16, 2001.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed, by amendment to this Form 8-K not later than March 16, 2001.

(c) Exhibits

Exhibit 2 - Stock Purchase Agreement between the shareholders of Activity Records, Inc. and Siboney Learning Group, Inc. dated December 12, 2000, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2001

SIBONEY CORPORATION

By: /s/ Rebecca Braddock Rebecca Braddock, Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2	Stock Purchase Agreement between the shareholders of Activity Records, Inc.